Exhibit 10.9

[Execution]

AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND WAIVER

AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND WAIVER, dated May 13, 2011 (this “Amendment No. 1”), is by and among Wells Fargo Bank, National Association, in its capacity as administrative and collateral agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Global Brass and Copper, Inc., a Delaware corporation (“Global Brass”), Chase Brass and Copper Company, LLC, a Delaware limited liability company (“CB&C”), GBC Metals, LLC (formerly known as Global Metals, LLC), a Delaware limited liability company (“GBC Metals”), Chase Brass, LLC, a Delaware limited liability company (“Chase Brass”) and A.J. Oster, LLC, a Delaware limited liability company (“AJ Oster”, and together with Global Brass, CB&C, GBC Metals and Chase Brass, each a “Borrower” and collectively “Borrowers”), Global Brass and Copper Holdings, Inc., a Delaware corporation (“Parent”), Bryan Metals, LLC, a Delaware limited liability company (“Bryan”), Olin Fabricated Metal Products, LLC, a Delaware limited liability company (“Metal”), Chase Industries, LLC, a Delaware limited liability company (“Chase”), A.J. Oster Foils, LLC, a Delaware limited liability company (“Foils”), A.J. Oster Caribe, LLC, a Delaware limited liability company (“Caribe”) and A.J. Oster West, LLC, a Delaware limited liability company (“West”, and together with Parent, Bryan, Metal, Chase, Foils and Caribe, each a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated August 18, 2010, by and among Agent, Lenders, Borrowers and Guarantors (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other Financing Agreements;

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders agree to waive certain Events of Default under the Loan Agreement and amend certain provisions of the Loan Agreement as set forth herein, and Agent and Lenders are willing to agree to such requests on the terms and subject to the conditions set forth herein;

WHEREAS, by this Amendment No. 1, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such waiver and amendments;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

(i) “Amendment No. 1” shall mean this Amendment No. 1 to Amended and Restated Loan and Security Agreement and Waiver by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “Amendment No. 1 Effective Date” shall mean the date on which each of the conditions precedent set forth in Section 8 of Amendment No. 1 shall have been satisfied or waived in accordance with the terms of Amendment No. 1.

(iii) “Offering Expenses” shall have the meaning set forth in clause (A)(xx) of the definition of “EBITDA”.

(iv) “Post-IPO Offering” shall have the meaning set forth in clause (A)(xx) of the definition of “EBITDA”.

(b) Amendments to Definitions.

(i) The definition of “EBITDA” set forth in the Loan Agreement is hereby amended by (A) deleting the reference to “and” appearing at the end of clause (a)(xviii) thereof (B) replacing the reference to “this clause (xv)” in clause (xvii) with “this clause (xvii)”, (C) replacing the reference to “this clause (xvi)” in clause (xviii) with “this clause (xviii)” and (D) inserting the following new clauses (xx) and (xxi) at the end of clause (a) thereof:

“ (xx) any non-recurring amendment and waiver, compensation study, staff and director recruiting, independent director, tax gross up costs for termination of loans to executive officers, and other customary accounting, legal, tax, administrative and advisory fees, costs and expenses (but excluding any underwriter fees, costs or expenses) incurred by Parent, KPS or any other Guarantor during such period in connection with any registration of securities of Parent in connection with a Qualified IPO, whether or not such Qualified IPO is consummated, or in connection with any other equity offering of Parent following a Qualified IPO (a “Post-IPO Offering”), whether or not such Post-IPO Offering is consummated (collectively, the “Offering Expenses”) in an aggregate amount not to exceed $10,000,000, and (xxi) any recurring operating expenses of Parent, KPS or any other Guarantor attributable to the operations of Parent as a public company following a Qualified IPO in an aggregate amount not to exceed $3,000,000 during any fiscal year”

(ii) The definition of “Qualified IPO” in the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“Qualified IPO” shall mean the initial underwritten public offering of common Equity Interests of Parent pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, that results in at least $50,000,000 of net cash proceeds in the aggregate to Parent and/or its shareholders.

(c) Interpretation. For purposes of this Amendment No. 1, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 1.

2. Financial Statements and Other Information.

(a) Section 9.6(a)(iii) of the Loan Agreement is hereby amended by deleting the reference therein to “ninety (90) days” and replacing it with “one hundred twenty (120) days”.

(b) Section 9.6(a) is hereby amended by (i) deleting the reference to “and” appearing at the end of subsection (a)(iii) thereof, (ii) deleting the period and inserting “; and” at the end of subsection (iv) thereof and (iii) inserting the following new subsection (v) thereof:

“(v) Following a Qualified IPO, notwithstanding anything to the contrary in Sections 9.6(a), Parent shall be deemed to have complied with the terms of Section 9.6.(a)(ii) and Section 9.6(a)(iii), as applicable, solely with respect to the financial statements required to be delivered pursuant thereto (but not with respect to any other documents, reports and/or certificates required to be delivered together with such financial statements pursuant to Section 9.6(a), which documents, reports and/or certificates shall continue to be required to be delivered in accordance with Section 9.6(a), including, without limitation, for the fourth fiscal quarter for each Fiscal Year, the delivery of the quarterly unaudited consolidated financial statements and unaudited consolidating financial statements (and related items) as set forth in Section 9.6(a)(ii) within forty-five (45) days after the end of such fiscal quarter) if Parent delivers to the Agent and the Lenders, in each case, within the respective time periods required under Section 9.6(a)(ii) and Section 9.6(a)(iii), respectively, either (A) the financial statements (and related items) specifically required to be delivered thereunder or (B) (1) in respect of the first three Fiscal Quarters of any Fiscal Year, its quarterly report on Form 10-Q for the applicable Fiscal Quarter and (2) in respect of each Fiscal Year, its annual report on Form 10-K for the applicable Fiscal Year, respectively, that it has filed with the Securities and Exchange Commission.”

3. Dividends and Redemptions. Section 9.11(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(c) any Borrower or Guarantor (other than Parent) may pay dividends in cash, from legally available funds therefor, to Parent in an aggregate amount not to exceed $500,000 during any twelve (12) month period (except, that, after a Qualified IPO, the aggregate amount of such dividends that may be paid during any twelve (12) month period shall not exceed $2,000,000), solely for the purpose of paying for expenses that are due and payable and actually incurred by Parent in connection with the ordinary corporate governance and maintenance arising out of the relationship between such Borrower or Guarantor (other than Parent) and Parent (in Parent’s capacity as the direct or indirect owner of all of the issued and outstanding equity interests of such Borrower); provided, that, the proceeds of any such dividends shall (A) be immediately applied by Parent to pay such expenses or paid as a dividend to Halkos Holdings, LLC, for payment of such expenses by Halkos Holdings, LLC and (B) the aggregate amount of such expenses paid in any Fiscal Year shall not exceed $500,000 (except, that, after a Qualified IPO, the aggregate amount of such expenses that may be paid in any Fiscal Year shall not exceed $2,000,000);”

4. Transactions with Affiliates.

(a) Section 9.12(a) of the Loan Agreement is hereby amended by (a) re-lettering clause (iv) thereof as clause (v), (b) deleting the reference to “and” appearing at the end of clause (iii) thereof and (c) inserting the following new clause (iv) therein:

“(iv) solely in connection with a Qualified IPO or a Post-IPO Offering, transactions among Parent and the holders of its Equity Interests pursuant to any shareholder agreements (including any registration rights agreements) entered into in connection with any such Qualified IPO or Post-IPO Offering; provided, that, (A) Agent shall have received not less than ten (10) days written notice prior to the execution of any such agreement, together with drafts thereof, (B) Agent shall have received true, correct and complete copies of all such agreements, as duly authorized, executed and delivered by the parties thereto, (C) as of the date of entering into any such agreement or as of the date of any such transaction and, in each case, after giving effect thereto, no Default or Event of Default exists or has occurred or would result therefrom, (D) the terms of such shareholder agreements (or registration rights agreement) are (1) are usual and customary and (2) do not contain any provisions that would (x) adversely affect Parent’s (or any other Borrower’s or Guarantor’s) ability to perform its obligations under this Agreement or any of the other Financing Agreements in any material respect or (y) adversely affect the rights and remedies of the Agent or Lenders under this Agreement or any of the other Financing Agreements in any material respect and

(E) the performance of such agreements does not give rise to any claim against any Borrower or Guarantor (unless the incurrence of such claim against such Borrower or Guarantor is not otherwise prohibited by the Financing Agreements) nor result in a Default or Event of Default or otherwise violate the terms of any Financing Agreement; and”

(b) Section 9.12(b)(iii) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(iii) reimbursement of (A) reasonable out-of-pocket costs and expenses incurred by KPS or its Affiliates for the direct benefit of any Borrower and Guarantor in the ordinary course and pursuant to the reasonable requirements of such Borrower’s and Guarantor’s business and (B) without duplication of clause (A), any out-of-pocket Offering Expenses incurred by KPS or its Affiliates not to exceed $500,000 in any Fiscal Year; provided, that, in the case of each of clauses (A) and (B) above, (1) as of the date of any such reimbursement and after giving effect thereto, no Default or Event of Default exists or has occurred or would result therefrom and (2) no payments made under this Section 9.12(b)(iii) shall be duplicative of any amounts paid in accordance with Section 9.11(d) hereof;”

5. Waiver.

(a) Subject to the terms and conditions set forth herein, Agent and Lenders hereby waive (collectively, the “Acknowledged Events of Default”):

(i) the Event of Default under Section 10.1(b) of the Loan Agreement arising solely as a result of the representations and warranties made by each Borrower and Guarantor in (A) Section 8.3 of the Loan Agreement not being true as of the date of the delivery of the Historical Financial Statements by virtue of the Historical Financial Statements not being prepared in accordance with GAAP and not being true and correct in all material respects as of the date thereof and (B) Section 8.18 of the Loan Agreement not being true by virtue of the information contained in the Historical Financial Statements not being true and correct in all material respects as of the date of the delivery thereof;

(ii) the Event of Default under Section 10(i) of the Loan Agreement resulting from the occurrence and continuance as of the date hereof of any default under the Term Loan Agreement as of the date hereof being waived contemporaneously herewith under the Term Loan Waiver (as hereinafter defined);

(iii) the Event of Default under Section 10.1(a) of the Loan Agreement arising solely as a result of each Borrower’s and Guarantor’s failure to comply with Section 9.6(a) of the Loan Agreement (A) by not keeping proper books and records in accordance with GAAP at all times during the period from the August 18, 2010 through the Amendment No.1 Effective Date, (B) by the failure of the financial statements delivered pursuant to Section 9.6(a)(ii) for the Fiscal Quarter ended September 30, 2010 to be prepared in accordance with the requirements of Section 9.6(a)(ii), and (C) by the failure to deliver (1) the annual financial statements referred to in Section 9.6(a)(iii) for the Fiscal Year ended December 31, 2010, and (2) the related report from PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Parent, in each case within ninety (90) days after the end of such Fiscal Year; and

(iv) the Event of Default under Section 10.1(a) of the Loan Agreement arising solely as a result of failure by Borrowers and Guarantors to comply with Section 9.6(c)(vi) of the Loan Agreement by not delivering a notice of default with respect to the Acknowledged Events of Default referred to in clauses (i), (ii), and (iii) above;

(b) Agent and Lenders have not waived, are not by this Amendment No. 1 waiving, and have no intention of waiving any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Acknowledged Events of Default or otherwise), other than the Acknowledged Events of Default. The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of Agent and Lenders arising under the terms of the Loan Agreement or any other Financing Agreements on any future occasion or otherwise.

6. Amendment Fee. In consideration of the waivers and amendments set forth herein, Borrowers shall on the date hereof, pay to Agent, for the account of Lenders who have executed this Amendment No. 1 on or before the date hereof, or Agent, at its option, may charge the loan account of Borrowers maintained by Agent, an amendment fee in the amount equal to ten one-hundredths of one (.10%) percent of the aggregate Commitment of each such Lender, which fee is fully earned and payable as of the date hereof and shall constitute part of the Obligations.

7. Representations and Warranties. Borrowers and Guarantors, jointly and severally, represent and warrant with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Revolving Loans and providing Letters of Credit to Borrowers:

(a) after giving effect to the waiver of the Acknowledged Events of Default described in Section 5(a) hereof, no Default or Event of Default, exists or has occurred and is continuing;

(b) this Amendment No. 1 and each other agreement to be executed and delivered by Borrowers and Guarantors in connection herewith has been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor which is a party hereto and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar law limiting creditors’ rights generally and by general equitable principles;

(c) the execution, delivery and performance of this Amendment No. 1 (i) are all within each Borrower’s and Guarantor’s corporate and limited liability company powers and (ii) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation, by laws, certificate of formation, operating agreement or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound; and

(d) all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

8. Conditions Precedent. The waivers and amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received counterparts of this Amendment No. 1, duly authorized, executed and delivered by Borrowers, Guarantors and the Required Lenders;

(b) Agent shall have received a true, correct and complete executed copy of a waiver in favor of Borrowers and Guarantors, in form and substance attached hereto as Exhibit A, by the Term Loan Facility Agent and the Term Loan Lenders party thereto, of any events of defaults under the Term Loan Agreement, similar or related to the Events of Default waived hereunder (the “Term Loan Waiver”);

(c) Agent shall have received the audited consolidated financial statements of Parent and its Subsidiaries and accompanying report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Parent with respect to the Fiscal Year of Parent and its Subsidiaries ended December 31, 2010, in each case pursuant to and in accordance with the terms of such Section 9.6(a)(iii); and

(d) after giving effect to the waiver of the Acknowledged Events of Default described in Section 5(a) hereof, no Default or Event of Default shall have occurred and be continuing.

9. Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes, waivers or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment, waiver or consent by virtue of the provisions of this Amendment No. 1 or with respect to the subject matter of this Amendment No. 1. To the extent of conflict between the terms of this Amendment No. 1 and the other Financing Agreements, the terms of this Amendment No. 1 shall control. The Loan Agreement and this Amendment No. 1 shall be read and construed as one agreement.

10. Governing Law. The validity, interpretation and enforcement of this Amendment No. 1 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

11. Binding Effect. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

12. Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 1.

13. Entire Agreement. This Amendment No. 1 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

14. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 1.

15. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 1. Any party delivering an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 1, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 1.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent, a Lender and as Issuing Bank

By:	/s/ Authorized Signatory

Title:

BORROWERS:

GLOBAL BRASS AND COPPER, INC.
CHASE BRASS AND COPPER COMPANY, LLC
GBC METALS, LLC (formerly known as Global Metals, LLC)
CHASE BRASS, LLC
A.J. OSTER, LLC

By:	/s/ Authorized Signatory
Name:
Title:

GUARANTORS:

GLOBAL BRASS AND COPPER HOLDINGS, INC.
BRYAN METALS, LLC
OLIN FABRICATED METAL PRODUCTS, LLC
CHASE INDUSTRIES, LLC
A.J. OSTER FOILS, LLC
A.J. OSTER CARIBE, LLC
A.J. OSTER WEST, LLC

By:	/s/ Authorized Signatory
Name:
Title:

Amendment No. 1 to Amended and Restated Loan and Security Agreement and Waiver

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Authorized Signatory

Title:

Amendment No. 1 to Amended and Restated Loan and Security Agreement and Waiver

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Authorized Signatory

Title:

Amendment No. 1 to Amended and Restated Loan and Security Agreement and Waiver